EXHIBIT 99.1

Premier Exhibitions, Inc. Announcement Regarding Its Largest Shareholder

ATLANTA, June 21, 2010 (GLOBE NEWSWIRE) -- Premier Exhibitions, Inc. (Nasdaq:PRXI), a major developer of touring museum-quality exhibits, today announced that the Company's largest shareholder, Sellers Capital Master Fund, Ltd. (SCF), indicated that it intends to return all capital to its investors over the next 12 to 18 months. SCF has begun to look for a single buyer of its 46% equity investment in Premier's common stock. SCF has also advised Premier that it will not sell any of its shares in the open market.

Mr. Mark Sellers, Chairman of the Board of Premier Exhibitions, Inc. and Managing Member of Sellers Capital LLC, stated, "The fund has had some investor redemption requests recently, and the best course of action to protect both SCF's investors and Premier's shareholders is to implement a 12-18 month lockup and take our time to look for the right buyer for our shares. The right buyer will commit to the multi-year plan the Company presented to the court last November regarding expanding its role as trustee of the Titanic wreck site."

Seller's continued, "Premier is clearly in a better position today than when we acquired our stake and installed a new management team. While there is still significant work to be done to improve operating results, I have great confidence in the current Board of Directors and management, and feel they have set the Company on the right course.   I am pleased to see that the strength and cohesiveness of management and the Board of Directors is vastly improved." He continued, "I have every incentive to make sure that this process does not have a negative effect on the Company. We will continue to hold our block of shares until we can find an acceptable buyer."

Related to this matter, SCF has exercised its right to require the Company to register the shares issued last year in conversion of the notes held by SCF and one other investor.

Chris Davino, President and CEO of Premier Exhibitions, Inc. stated, "We are happy to have Mark's continued leadership and support. The Board of Directors will work with Mark and our independent advisors to make this transitional period as smooth as possible."

The Board of Directors has also retained the services of Berenson & Company, an investment banking firm specializing in middle market M&A transactions for a group of sectors including the Media, Entertainment & Leisure industry, to assess strategic alternatives.

About Premier Exhibitions

Premier Exhibitions, Inc. (Nasdaq:PRXI) develops and tours museum quality exhibitions. Presently the Company operates and/or presents and promotes three different types of exhibitions:

  "Titanic: The Artifact Exhibition," and "Titanic Aquatic;"
  "Bodies...The Exhibition," and "Bodies Revealed;"
  "Dialog in the Dark."

Additional information about Premier Exhibitions is available at www.prxi.com.

Forward Looking Statements

Certain statements and information in this press release may be deemed to be "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may include, but are not limited to, statements relating to our objectives, plans and strategies, and all statements (other than statements of historical facts) that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future. These statements are often characterized by terminology such as "believe", "may", "anticipate", "should", "intend", "plan", "will", "expect", "estimate", and similar expressions. Although Premier Exhibitions believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any such assumptions could prove to be inaccurate. Therefore, Premier Exhibitions can provide no assurance that any of the forward-looking statements contained in this press release will prove to be accurate. Any forward-looking statements in this press release are made as of the date hereof, and Premier undertakes no duty to update or revise any such statements, whether as a result of new information, future events or otherwise. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. Important factors that could cause actual results, developments, and business decisions to differ materially from forward-looking statements are described in Premier's most recent Annual Report on Form 10-K, including the section entitled "Risk Factors".

CONTACT:  Premier Exhibitions, Inc.
          Investor Contact:
          John Stone, Chief Financial Officer
          404.842.2600
          john.stone@prxi.com